UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Winmark Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2014

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the shareholders of Winmark Corporation that our Annual Meeting of Shareholders will be held at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441 on Wednesday, April 30, 2014 at 3:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.                                      To set the number of members of the Board of Directors at seven.

2.                                      To elect seven directors to serve for a term of one year.

3.                                      To approve an amendment to the 2010 Stock Option Plan to (i) increase the shares available from 250,000 to 500,000, and (ii) include a per annum limitation on the number of options granted to any one individual.

4.                                      To approve an amendment to the Stock Option Plan for Nonemployee Directors to increase the shares available from 300,000 to 350,000.

5.                                      To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2014 fiscal year.

6.                                      To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 7, 2014 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting.  Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

Dated March 12, 2014

Winmark Corporation

605 Highway 169 North, Suite 100

Minneapolis, Minnesota 55441

Annual Meeting of Shareholders

April 30, 2014

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation will be held on Wednesday, April 30, 2014, at 3:00 p.m., Central Daylight Time, at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers and regular employees of Winmark personally or by telephone.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting.  Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in accordance with the Board’s recommendations: FOR Proposal #1 to set the number of members of the Board of Directors at seven, FOR each of the seven nominees set forth in Proposal #2 to serve for a one year term, FOR Proposal # 3 to approve an amendment to the 2010 Stock Option Plan to (i) increase the shares available from 250,000 to 500,000 and (ii) include a per annum limitation on the number of options granted to any one individual, FOR Proposal #4 to approve an amendment to the Stock Option Plan for Nonemployee Directors to increase the shares available from 300,000 to 350,000, FOR Proposal # 5 ratifying the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2014 fiscal year.  With respect to any other matter that properly comes before the Annual Meeting, John L. Morgan and Kirk A. MacKenzie, will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.  If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the determination of the size of the Board, the election of seven directors, and the approval of amendments to the option plans (Proposals 1, 2, 3 and 4 of this Proxy Statement).  Your bank or broker is not permitted to vote your uninstructed shares in determining the size of the board, the election of directors, or approval of compensation plans (including amendments thereto) on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf on Proposals 1, 2, 3 and 4.  Your bank or broker does have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 of this Proxy Statement).  If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Winmark.  Winmark may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 26, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 30, 2014

Under rules promulgated by the Securities and Exchange Commission, Winmark is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at  www.winmarkcorporation.com by following the tab under “Investor Relations” and the link for “Proxy Materials”:

•                  Notice of 2014 Annual Meeting of Shareholders to be held on Wednesday, April 30, 2014;

•                  Proxy Statement and form of proxy for 2014 Annual Meeting of Shareholders to be held on Wednesday, April 30, 2014; and

•                  Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 7, 2014, as the record date for determining shareholders entitled to vote at the Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 7, 2014, 5,153,155 shares of our Common Stock were issued and outstanding.  Common Stock is the only outstanding class of capital stock entitled to vote at the meeting.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  Shareholders are not entitled to cumulative voting rights.

Under applicable Minnesota law, approval of each of the proposals to be voted on at the meeting except the election of the nominees requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors is to be elected to hold office until the 2015 Annual Meeting or until successors are elected and have qualified.  Our Bylaws provide that the number of directors on our Board shall be fixed by the shareholders, subject to increase by the Board of Directors in an interim period between shareholder votes.  Dean B. Phillips, a current member of the Board of Directors, will not be standing for re-election at our Annual Meeting.  The Nominating Committee recommended to the Board of Directors that the shareholders set the number of directors at seven.  The Nominating Committee also recommended to the Board of Directors that the shareholders re-elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, to set the number of directors at seven and for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Name and Age	Principal Occupation and Business Experience for Past Five Years

John L. Morgan Age: 72

Mr. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000. Mr. Morgan served as Chairman and Chief Executive Officer of Tomsten, Inc. (d/b/a Archiver’s) from December 2009 through August 2012 pursuant to a management agreement entered into between Winmark and Tomsten, Inc. On April 29, 2013, Tomsten filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in Minnesota. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. Mr. Morgan currently serves on the Board of Directors of Canterbury Park Holding Corporation. Mr. Morgan brings experience in executive management and over 40 years of equipment leasing experience to our Board. In his current capacity as Chairman and Chief Executive Officer of Winmark, Mr. Morgan provides an intimate knowledge of our business and operations and provides the Board with company-specific experience and expertise. In addition, his significant ownership stake in Winmark provides the Board with a unique perspective regarding the long-term strategy of the company.

Lawrence A. Barbetta Age: 51

Mr. Barbetta was elected a director of Winmark in April 2012. He currently serves as Chairman of the Board and Chief Executive Officer of eLab Analytics, a provider of cloud computing based industry-specific business intelligence applications since 2008. From 2001 to 2006 Mr. Barbetta was with Siebel Systems, most recently as Senior Vice President and General Manager. He joined Siebel Systems with the acquisition of nQuire Software, a company founded by Mr. Barbetta and where he served as Chief Executive Officer and President from 1997 to 2001. Through his entrepreneurial experiences, and as a senior executive team member with large public software companies, Mr. Barbetta brings to our board expertise managing high-growth businesses and an extensive understanding of the rapidly changing technological landscape.

Jenele C. Grassle Age: 54

Ms. Grassle was elected a director of Winmark in January 2001. She currently serves as Vice President, Merchandising for Bluestem Brands, Inc., a position she has held since June 2012. Ms. Grassle served as Vice President, Merchandising for Aimia, formerly Carlson Marketing, from May 2008 to December 2011. Ms. Grassle served as the Vice President/General Merchandise Manager at Value Vision Media, Inc. from July 2007 to April 2008, as Vice President, Jewelry from July 2006 to July 2007 and as Divisional Merchandise Manager, Ready-to-Wear, Accessories and Cosmetics from February 2005 to July 2006. Ms. Grassle’s background as an executive officer and her expertise in retail management including merchandising, operations and marketing provides expertise as well as leadership skills to our Board.

Kirk A. MacKenzie Age: 75

Mr. MacKenzie was elected a director of Winmark in May 2000 and served as its Vice Chairman from that time until February 2011. In addition, he is currently a private investor and is a Director of Geronimo Wind Energy, LLC. From January 1982 to March 1999, Mr. MacKenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company. Mr. MacKenzie’s experience in equipment leasing, as well as his previous public company executive experience provides significant insight and expertise to our Board, particularly as we continue to build our equipment leasing operations.

Paul C. Reyelts Age: 67

Mr. Reyelts was elected a director of Winmark in May 2000 and serves as Lead Director. He served as the Executive Vice President of Finance and Chief Financial Officer of The Valspar Corporation, a global leader in the coatings industry, from April 1982 until February 2008. He remained an Executive Vice President of Valspar Corporation until his retirement in May 2009. In addition, Mr. Reyelts is a director of SRD Development, LLC, and serves on the Board of Trustees of Minnesota Public Radio and the Minneapolis Parks Foundation Board. As the former Chief Financial Officer of a NYSE-listed public company, Mr. Reyelts brings experience in financial and executive management, corporate governance and risk management to our Board. In addition, he has an extensive knowledge of the capital markets due to his prior experience that has proven useful to the Board.

Mark L. Wilson Age: 65

Mr. Wilson was elected a director of Winmark in May 2000. He currently serves as Of Counsel at the law firm of Henson & Efron, P.A. From 1999 to 2006, he served as President of Weisman Enterprises, Inc. and its affiliates, a vending and small transaction management company. In addition, Mr. Wilson currently serves on the Board of Directors of the Minnesota Community Foundation as its Chair, The St. Paul Foundation as its Chair, Intergenerational Living and Health Care, Inc. and GiveMN.org. Mr. Wilson’s background in legal matters and executive management provides significant insight and expertise to our Board. He provides valuable guidance on the issues of corporate governance, risk management and general management.

Steven C. Zola Age: 52

Mr. Zola has served as the President of Winmark Capital Corporation since December 2005 and as a director of Winmark Corporation since February 2011. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005. From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure. Mr. Zola brings over twenty years of equipment leasing experience to our Board. In his current capacity as President of Winmark Capital Corporation, Mr. Zola provides an intimate knowledge of our leasing operations and provides the Board with insight into these activities.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #1 to set the number of members of the Board of Directors at seven.  The Board of Directors recommends that the shareholders vote FOR each of the seven nominees set forth in Proposal #2 to serve for a one year term.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

We have adopted the Winmark Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), that applies to our directors, officers and employees.  The Code of Conduct is publicly available on our web site at www.winmarkcorporation.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our web site or in a report on Form 8-K.

Leadership Structure of the Board

In accordance with Winmark’s bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board does not have a policy regarding whether the role of the Chairman and Chief Executive Officer should be separate.

Because our Chief Executive Officer also serves as Chairman of the Board, Winmark has a Lead Director whom is nominated by the Governance and Nominating Committee and is elected by a majority of the independent directors.  Our Lead Director presides over meetings of our independent directors and is an additional resource to the Board with respect to governance and financial matters.

After careful consideration, the Corporate Governance and Nominating Committee has determined that Winmark’s current Board structure combining the principal executive officer and board chairman positions and utilizing a Lead Director is the most appropriate leadership structure for Winmark and its shareholders given its ownership and operating structure.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that all of our non-executive director nominees (Ms. Grassle and Messrs. Barbetta, MacKenzie, Reyelts, and Wilson), as well as Mr. Phillips, collectively constituting a majority of the Board of Directors, are independent directors in accordance with rules of the NASDAQ since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Messrs. Morgan and Zola are precluded from being considered independent by NASDAQ rules since they currently serve as executive officers of Winmark.

Each member of the Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASDAQ rules.

Standing Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.  Each of these Committees’ duties are set forth in a charter, which are available on our website at www.winmarkcorporation.com under the “Investor Relations” heading.

Audit Committee

The Audit Committee provides oversight by reviewing financial reports and other financial information of Winmark, reviewing our systems of internal control regarding finance, accounting, legal compliance and ethics, and reviewing our auditing, accounting and financial reporting process. The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system.  The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management and Board of Directors regarding the matters related to the Committee’s responsibilities and duties.   The Board has determined that Paul C. Reyelts, an independent director, is the Audit Committee financial expert given, among other factors, his prior experience as a chief financial officer of a NYSE-listed public company.  The current Audit Committee members are Paul C. Reyelts (Chair), Lawrence A. Barbetta, Kirk A. MacKenzie and Mark L. Wilson.  The Audit Committee held four (4) meetings during fiscal 2013.

Compensation Committee

The Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its responsibilities relating to (a) fair, reasonable, and competitive compensation practices for our executive officers and other key employees which are consistent with the our objectives; (b) oversight of broad-based employee compensation policies and programs; and (c) fair, reasonable and competitive compensation and benefit programs for our nonemployee directors.  The current Compensation Committee members are Mark L. Wilson (Chair), Jenele C. Grassle and Paul C. Reyelts, as well as Dean B. Phillips, who will not be standing for re-election at our Annual Meeting.  The Compensation Committee held one (1) meeting during fiscal 2013.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•                  Review and approve annually appropriate incentive compensation goals and objectives for the CEO and other executive officers.

•                  Consider and approve the base salary, incentive and equity-based compensation awards and other compensation actions for the CEO based upon an evaluation of the CEO’s performance, effectiveness and other relevant considerations.

•                 Review and approve base salaries, incentive and equity-based compensation awards and other compensation actions for all other executive officers, based upon an evaluation of such officer’s performance, effectiveness, the recommendations of the CEO and other relevant considerations.

Compensation decisions for our executive officers and nonemployee members of the Board of Directors are made by the Compensation Committee.  The Compensation Committee also makes decisions regarding the equity compensation of any other Winmark employees.  The Compensation Committee has not elected to utilize the services of a compensation consultant in determining executive compensation, though they have the discretion to utilize the services of a consultant as outlined in the Compensation Committee’s Charter.  To the extent the Committee determines to expend in excess of $5,000 during any fiscal year on consultants, it shall advise the Board of such excess expenditures.

Our Chief Executive Officer, with the input of other officers at his discretion, provides the Compensation Committee with recommendations for the compensation of all executive officers and nonemployee directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks.

Nominating Committee

The purpose of the Nominating Committee is to advise the Board of Directors and provide oversight on matters related to (a) the selection and nomination of Board Members; and (b) the appointment of Board Committee Members.  The current Nominating Committee members are Jenele C. Grassle (Chair), Paul C. Reyelts and Mark L. Wilson, as well as Dean B. Phillips, who will not be standing for re-election at our Annual Meeting.  The Nominating Committee held one (1) meeting during fiscal 2013.

Winmark does not have a formal policy with regard to the consideration of director candidates recommended by shareholders since it is our practice to consider director recommendations from any source. The Board is comprised of a majority of independent directors, which ensures consideration of director candidates from any source based on the criteria set forth below.  Each Nominating Committee member is independent.  The Board will consider director candidates recommended by shareholders according to the following membership criteria.

Board Membership Criteria

In selecting the new directors, the Nominating Committee shall consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to composition of the Board, principles of diversity and such other factors as the Committee shall deem important.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Shareholder Nomination of Directors

A shareholder who wishes to recommend one or more directors must provide a written recommendation to our Corporate Secretary at the address below.  Notice of a recommendation must include:

with respect to the shareholder:

•                  name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•                  name, age, business address, residence address,

•                  current principal occupation,

•                  five year employment history with employer names and a description of the employer’s business,

•                  the number of shares beneficially owned by the nominee,

•                  whether such nominee can read and understand basic financial statements, and

•                  membership on other boards, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  We may require any nominee to furnish additional information that may be needed, or interview a prospective candidate, to determine the eligibility of the nominee.

Risk Oversight

Our Board is charged with providing oversight of Winmark’s risk management processes.  Specifically, the Audit Committee is primarily responsible for overseeing the risk management function.  In carrying out its responsibilities, the Audit Committee works closely with Winmark’s Chief Financial Officer.  The Audit Committee meets quarterly to discuss the financial affairs of the Company.  In addition, at least annually, the Audit Committee reviews a risk assessment and an overview of the risk management processes of the Company.

Meeting Attendance

During fiscal 2013, the Board of Directors held five (5) meetings.  All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

We have not adopted a formal policy with regard to Board Members’ attendance at annual meetings of shareholders, however, all directors are encouraged to attend such meetings.  All of the directors attended the Annual Meeting last year.

Shareholder Communications

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Winmark Corporation

Attention:  Board of Directors

605 Highway 169 N, Suite 400

Minneapolis, Minnesota 55441

EXECUTIVE OFFICERS

The executive officers of Winmark are as follows:

NAME	AGE	POSITION
John L. Morgan	72	Director, Chairman and Chief Executive Officer
Anthony D. Ishaug	42	Chief Financial Officer and Treasurer
Brett D. Heffes	46	President
Steven A. Murphy	48	President, Franchising
Steven C. Zola	52	Director, President, Winmark Capital Corporation
Leah A. Goff	52	Vice President, Human Resources

John L. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000.  Mr. Morgan served as Chairman and Chief Executive Officer of Tomsten, Inc. (d/b/a Archiver’s) from December 2009 through August 2012 pursuant to a management agreement between Winmark and Tomsten, Inc.  On April 29, 2013, Tomsten filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in Minnesota.  He was an independent investor/business consultant from April 1999 to February 2000.  He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999.  In addition, Mr. Morgan is currently a private investor.

Anthony D. Ishaug has served as Chief Financial Officer for Winmark since September 2008 and Treasurer since November 2009.  Prior to joining Winmark, Mr. Ishaug was employed as Chief Operating Officer and Chief Financial Officer of Department 56, Inc., (a division of Lenox Group, Inc.), a giftware and collectible company, from January 2008 until September 2008.  From April 2005 to January 2008, Mr. Ishaug served as Controller and Treasurer of Lenox Group, Inc.

Brett D. Heffes has served as President of Winmark Corporation since February 2011.  He served as President of Finance and Administration of Winmark from December 2007 to February 2011.  From November 2002 to September 2008, Mr. Heffes served as Chief Financial Officer and Treasurer for Winmark.

Steven A. Murphy has served as the President of Franchising since October 2006.  Mr. Murphy served as Vice President of Franchise Management from December 2003 to October 2006.  From September 2001 until December 2003, Mr. Murphy served in a number of positions for Winmark including Director of Play It Again Sports and Director of Marketing and Sales.

Steven C. Zola has served as the President of Winmark Capital Corporation since December 2005 and as a director of Winmark Corporation since February 2011. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005.  From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure.

Leah A. Goff has served as Vice President of Human Resources for Winmark since September 2005.  From April 1997 to March 2000 and October 2000 to September 2005, Ms. Goff served as Human Resources Manager for Winmark.

The term of office of each executive officer continues until terminated by Winmark.

There are no arrangements or understandings among any of the executive officers of Winmark and any other person (not an officer or director of Winmark) pursuant to which any of the executive officers were selected as an officer of Winmark.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Structure

The Compensation Committee of the Board of Directors has the responsibility for approving, monitoring and generally overseeing compensation of each of the executive officers named in the Summary Compensation Table on page 13.  We refer to these executive officers as our Named Executive Officers or NEOs.  Our management team, particularly our Chief Executive Officer, John Morgan, provides the Compensation Committee with the information necessary to evaluate NEO compensation.

Compensation Philosophy

We believe that our success depends upon a team of senior officers working together to promote the growth and financial success of the Company rather than upon the individual performance of any one member of that team.  As such, our compensation structure for NEOs emphasizes the collective accountability to our shareholders, employees, and to one another by examining the performance of the NEOs as a group.  The NEOs’ compensation structure is intended to provide each team member with the appropriate incentives to work towards the achievement of goals by the Company as a whole, and to encourage each NEO to remain a long-term contributor to our success.

We examine the overall success of our business and the effectiveness of the NEOs as a group to determine salary, bonus, and incentive compensation.  Consistent with this philosophy, our policy is to examine a variety of financial and nonfinancial factors in their totality to determine NEO compensation, including the overall performance of the company against long-term financial and strategic objectives, cash flow, human resources management, and earnings per share.  We do not tie any of the elements of NEO compensation to the attainment of a specific goal related to these or any other factors.  Instead, we retain the flexibility to consider all compensation factors in their totality when awarding compensation.

Although our philosophy is to compensate NEOs as a group, we believe it is important to retain the flexibility and discretion to modify all elements of compensation awarded to individuals based upon their general business and company experience, leadership, potential future contribution, and the performance of the businesses for which they are responsible.

Our primary objectives in regard to executive compensation are to recruit and retain talented individuals using a compensation structure that rewards individuals for the overall success of our businesses while also maximizing shareholder value.  Our compensation structure is designed to provide accountability among the NEOs, because the success of each business segment impacts the compensation received by all of the NEOs.

We receive feedback from shareholders on our compensation programs through the advisory vote on the compensation paid to our NEOs, which we held for the first time at the 2013 Annual Meeting of Shareholders and will hold every three years.  At the 2013 Annual Meeting of Shareholders, the advisory vote on the compensation paid to our NEOs received over 80% approval of shares voted on the proposal, and we will continue to take this feedback into account when making decisions regarding NEO compensation.

Summary of Compensation Components

The primary components of compensation for NEOs are:

•                  Base Pay

•                  Annual Incentive Bonus

•                  Equity-Based Compensation

Base Pay.  Base pay levels are typically considered by the Compensation Committee annually, and may also be considered upon a promotion or other change in job responsibility.  Base pay provides the NEOs with regular compensation for services performed during the fiscal year, and is used to establish a pay range for the annual incentive bonus.  The NEOs’ base pay is designed to be competitive in the region, but is not specifically compared to a peer group.  The NEOs’ base pay is determined in part by examining awards from past years, both for NEOs as a group and for each individual NEO.  Operating within the framework of compensating the NEOs as a team based upon the overall achievement of our long-term and short term goals, we have the discretion to adjust each NEO’s salary based upon their individual performance, leadership and potential future contribution.

Annual Incentive Bonus. In addition to base pay, each NEO is eligible to receive an annual incentive bonus.  The annual bonus for each NEO, awarded at the discretion of the Compensation Committee, may range in amount from 0% to 100% of that NEO’s salary.  The annual incentive bonus is designed to motivate and reward the NEOs as a group for furthering the achievement of the Company’s short and long-term objectives during the fiscal year.  This component of compensation also emphasizes the accountability each NEO has to contribute to the growth and financial success of the Company, and motivates the NEOs to achieve individual and group expectations.  Ultimately, the performance of all the NEOs as a group and the performance of the Company determine the annual incentive bonus.  Similar to base pay, at our discretion each individual NEO may have their bonus increased or decreased based upon the individual’s performance, leadership and potential future contribution.

Long-Term, Equity-Based Incentive Compensation.  The third primary component of compensation is long-term incentive compensation in the form of stock options. We use equity-based compensation in the form of stock option grants to align the interests of the NEOs with those of shareholders.  Options granted to the NEOs by the Compensation Committee under our current employee stock option plan vest over time and such vesting is contingent upon the continued employment of the NEO, creating an incentive for the executive to remain an employee for an extended period.  Typically, equity-based incentive compensation is awarded to NEOs by the Compensation Committee semi-annually on or about the first of June and during the Compensation Committee’s December meeting, although the Compensation Committee retains the discretion to award options at any time.  We restrict the number of individuals receiving stock options to NEOs and a small number of other key employees.  Although previous awards are considered, the amount of options a NEO receives depends primarily upon the NEOs performance as a group, the total number of option shares recommended for issuance, and the total number of people included in the annual stock option grants.  As with the other elements of compensation, we maintain the discretion to adjust each NEO’s option award based upon their individual performance, leadership and potential future contribution.

Change of Control Payments and At-Will Employment. Our NEOs are at-will employees operating without employment contracts, with the exception of John Morgan, our Chief Executive Officer.  None of our NEOs, including Mr. Morgan, are awarded change-of-control payments, pension agreements, or pre-determined severance arrangements.  Management believes that such guaranteed payments and agreements are not beneficial to the Company.  Instead, by not committing to base salary, annual incentive bonuses or stock options over a long term, we preserve the flexibility to make a change if any NEO is underperforming expectations.  Although we have in the past, and at our discretion may in the future, negotiate severance agreements with our NEOs upon their termination, we are under no obligation to do so.

Consideration of Risk Related to Compensation Policies

We believe that our compensation policies, practices and programs work together to minimize exposure to excessive risk while appropriately pursuing strategies that emphasize maximizing shareholder value.  The balance of the compensation components and the importance placed on the achievement of long-term financial and strategic objectives do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company.

Compensation Approval Process

Role of the Chief Executive Officer

Mr. Morgan has a unique perspective regarding the compensation of NEOs.  As our largest individual shareholder, Mr. Morgan has a strong interest in maximizing shareholder value.  As our primary executive officer, Mr. Morgan has access to and makes decisions regarding all facets of our businesses, and has the ability to evaluate the performance of each NEO.  He provides information to the Compensation Committee, who ultimately approves the compensation of our NEOs.  Since becoming Chief Executive Officer, Mr. Morgan has routinely requested that he receive a base salary similar to those of other NEOs and that he not be awarded stock options by the Compensation Committee.  Consistent with his philosophy, Mr. Morgan, as a matter of general practice, does not request reimbursement for business expenses.

Mr. Morgan reviews the overall performance of all of our business segments and each individual NEO’s performance, taking into account our compensation philosophy and the compensation factors described above.  After receiving input from other NEOs at his discretion, Mr. Morgan makes an initial assessment regarding each element of compensation for the NEOs, including himself.  His assessment is submitted to the Compensation Committee for discussion at its annual meeting in December.  The final approval of all NEOs’ compensation, including Mr. Morgan’s compensation, is at the sole discretion of the Compensation Committee.

Compensation Committee Process

The Compensation Committee meets annually to review and approve the compensation of our executive officers and non-employee directors, as well as to oversee broad-based employee compensation policies.  The Compensation Committee reviews the recommendations of the CEO regarding NEO annual incentive bonus compensation for the current year, NEO option grants for the current year, and NEO salaries for the following year, with the power to approve, modify or reject the proposed awards.  The Compensation Committee is also responsible for evaluating Mr. Morgan’s performance annually and determining his compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Mark L. Wilson, Chairman

Jenele C. Grassle

Dean B. Phillips

Paul C. Reyelts

Executive Compensation Tables

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 28, 2013.

We entered into an employment agreement with John L. Morgan, CEO, in March 2000, which has been subsequently amended three times.  The most recent amendment, in 2006, clarified that Mr. Morgan’s base salary will be set annually by the Compensation Committee or a similar body of independent directors in its discretion.  Pursuant to the agreement, Mr. Morgan may also receive a bonus determined by the Compensation Committee in its discretion.  The agreement is terminable for any reason by either party upon 30 days written notice.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John L. Morgan Chief Executive Officer and Chairman of the Board of Directors	2013	280,750	280,750	—	8,625	570,125

	2012	267,250	267,250	—	8,475	542,975

	2011	254,625	254,625	—	8,397	517,647

Anthony D. Ishaug Chief Financial Officer and Treasurer	2013	220,000	110,000	304,575	8,850	643,425

	2012	200,000	100,000	197,775	8,700	506,475

	2011	175,000	87,500	200,250	8,588	471,338

Brett D. Heffes President	2013	280,750	280,750	375,643	8,850	945,993

	2012	267,250	267,250	243,923	8,700	787,123

	2011	254,625	254,625	246,975	8,588	764,813

Steven A. Murphy President, Franchising	2013	280,750	280,750	375,643	8,850	945,993

	2012	267,250	267,250	243,923	8,700	787,123

	2011	254,625	254,625	246,975	8,588	764,813

Steven C. Zola President, Winmark Capital Corporation	2013	280,750	280,750	375,643	8,850	945,993

	2012	267,250	267,250	243,923	8,700	787,123

	2011	254,625	254,625	246,975	8,588	764,813

(1)         The amounts included under the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2013, 2012 and 2011 under the 2010 Stock Option Plan.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 6 “Shareholders’ Equity” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(2)         All Other Compensation paid by Winmark is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  NEOs receive the same 401(k) matching benefits and the same optional annual contribution to employee retirement accounts as all active and eligible employees.  The maximum life insurance payout for executive officers ($250,000), including NEOs, is higher than the maximum payout for salaried exempt ($150,000) and non-exempt office employees ($75,000).

2013 Grants of Plan-Based Awards

All stock options granted to each of the NEOs during 2013 were made under the Company’s 2010 Stock Option Plan.  The stock options vest in equal installments on the first, second, third and fourth anniversaries of the grant date and expire ten years from the date of grant.

The table below summarizes grants of equity awards to each of the NEOs for the fiscal year ended December 28, 2013.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

John L. Morgan	—	—	—	—

Anthony D. Ishaug	6/1/2013 12/16/2013	7,500 7,500	59.77 82.72	118,800 187,775

Brett D. Heffes	6/1/2013 12/16/2013	9,250 9,250	59.77 82.72	146,520 229,123

Steven A. Murphy	6/1/2013 12/16/2013	9,250 9,250	59.77 82.72	146,520 229,123

Steven C. Zola	6/1/2013 12/16/2013	9,250 9,250	59.77 82.72	146,520 229,123

2013 Option Exercises and Stock Vested

The table below summarizes stock option exercises for each of the NEOs during the fiscal year ended December 28, 2013.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
John L. Morgan	—	—
Anthony D. Ishaug	1,000	41,030
Brett D. Heffes	67,250	3,237,714
Steven A. Murphy	83,518	4,229,902
Steven C. Zola	12,007	621,126

(1)         Computed by determining the difference between the market price of our Common Stock at exercise and the option exercise price, before withholding tax liabilities.

Outstanding Equity Awards at Fiscal Year-End 2013

The table below summarizes option awards outstanding for each of the NEOs as of the end of fiscal 2013.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John L. Morgan	—	—	—	—
Anthony D. Ishaug	4,000 1,250 4,000 7,000 5,625 5,625 3,750 3,750 1,875 1,875 0 0	0 0 0 0 1,875 1,875 3,750 3,750 5,625 5,625 7,500 7,500	18.40 12.75 13.01 22.15 31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	09/04/18 12/11/18 06/01/19 12/10/19 06/01/20 12/14/20 06/01/21 12/08/21 06/01/22 12/13/22 06/01/23 12/16/23
Brett D. Heffes	2,500 7,500 6,937 4,625 4,625 2,312 2,312 0 0	0 2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	22.15 31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	12/10/19 06/01/20 12/14/20 06/01/21 12/08/21 06/01/22 12/13/22 06/01/23 12/16/23
Steven A. Murphy	8,426 7,306 10,000 7,500 6,937 4,625 4,625 2,312 2,312 0 0	0 0 0 2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	12.75 13.01 22.15 31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	12/11/18 06/01/19 12/10/19 06/01/20 12/14/20 06/01/21 12/08/21 06/01/22 12/13/22 06/01/23 12/16/23
Steven C. Zola	1,000 452 14,625 17,686 8,437 5,786 7,306 7,500 7,500 6,937 4,625 4,625 2,312 2,312 0 0	0 0 0 0 0 0 0 0 2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	25.99 20.46 20.32 20.96 16.52 12.75 13.01 22.15 31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	01/13/15(2) 12/13/15 12/14/16 12/13/17 08/13/18 12/11/18 06/01/19 12/10/19 06/01/20 12/14/20 06/01/21 12/08/21 06/01/22 12/13/22 06/01/23 12/16/23

(1)         All of the above-listed option awards were granted pursuant to the 2001 Stock Option Plan and the 2010 Stock Option Plan.  Unless otherwise indicated, the option awards vest 25% per year for four years, beginning on the first anniversary of the option grant.  Each option award was granted on the date 10 years prior to the expiration date, and expires on the indicated date, or earlier in the case of an employee’s termination, disability or death.

(2)         Vests 20% per year for five years, beginning on the first anniversary date of the option grant.  Expires on the tenth anniversary date of the grant, or earlier in the case of the recipient’s death or disability.

Potential Payments Upon Termination or Change-in-Control

We have not entered into contracts or agreements with the NEOs, individually or as a group, guaranteeing payments to them upon any termination or a change of control of Winmark.  However, our 2001 Stock Option Plan (“2001 Plan”) and 2010 Stock Option Plan (“2010 Plan”), which provide option awards to our NEOs, provide that optionees are eligible for certain benefits when a “Transaction” occurs, as defined therein.  A “Transaction” includes the acquisition of the Company through the sale of substantially all of our assets or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation.  Generally speaking, all of the outstanding and unvested stock options granted under the 2001 Plan and 2010 Plan become immediately exercisable upon the occurrence of a Transaction unless the Board selects to either: (a) terminate the 2001 Plan and 2010 Plan and cancel outstanding options not exercised prior to reasonable exercise period; (b) pay optionees, either in cash or shares of the surviving corporation’s stock, the difference between the fair market value of the stock price and the stock option exercise price; or (c) continue the 2001 Plan and 2010 Plan and allow optionees the right to exercise their respective options for an equivalent number of shares of stock of the succeeding corporation.

As of December 28, 2013, the NEOs had the following outstanding and unvested options to purchase shares of our Common Stock that could accelerate upon a change in control:

Name	Unexercisable Option Shares (#)	Option Exercise Price ($)	Stock Price December 28, 2013	Value Realized Upon Acceleration ($)(1)
John L. Morgan	—	—	—	—
Anthony D. Ishaug	1,875 1,875 3,750 3,750 5,625 5,625 7,500 7,500	31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	93.08	116,044 112,800 207,450 149,025 235,744 210,150 249,825 77,700
Brett D. Heffes	2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	93.08	154,725 139,150 255,855 183,798 290,772 259,204 308,118 95,830
Steven A. Murphy	2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	93.08	154,725 139,150 255,855 183,798 290,772 259,204 308,118 95,830
Steven C. Zola	2,500 2,313 4,625 4,625 6,938 6,938 9,250 9,250	31.19 32.92 37.76 53.34 51.17 55.72 59.77 82.72	93.08	154,725 139,150 255,855 183,798 290,772 259,204 308,118 95,830

(1)         Assuming that a change in control occurred at a stock price of $93.08 per share (the closing price of the Company’s stock as of December 28, 2013), before any withholding tax liabilities.

2013 Director Compensation

Cash Compensation Paid to Board Members

For the fiscal year ended December 28, 2013, nonemployee members of the Board of Directors were entitled to receive an annual cash retainer of $25,000 and an attendance fee of $1,000 for each Board or Committee meeting.  The Lead Director received an additional annual retainer of $5,000.

Stock Option Award

Pursuant to the terms of our Stock Option Plan for Nonemployee Directors, nonemployee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director.  In addition to an initial award under the Nonemployee Director Stock Option Plan, each nonemployee director is eligible to receive stock option grants as determined by the Compensation Committee.  In June and December 2013, each current nonemployee director received a stock option grant of 1,000 shares pursuant to the Nonemployee Director Stock Option Plan.  These options vest 25% per year for four years, beginning one year from the date of the grant, and expire at the end of 10 years.  All of the outstanding and unvested stock options granted under the Nonemployee Director Stock Option Plan become immediately exercisable upon the occurrence of a change in control of the Company.

The following table sets out the fiscal 2013 compensation for each of our current nonemployee directors.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Lawrence A. Barbetta	33,000	40,610	73,610
Jenele C. Grassle	32,000	40,610	72,610
Kirk A. MacKenzie	30,000	40,610	70,610
Dean B. Phillips	31,000	40,610	71,610
Paul C. Reyelts	41,000	40,610	81,610
Mark L. Wilson	36,000	40,610	76,610

(1)         Our executives who also serve on the Board of Directors did not receive any compensation for their services as directors.  The compensation for Mr. Morgan and Mr. Zola, whom both serve on the Board of Directors, is outlined in the Summary Compensation Table on page 13.

(2)         Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2013.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 6 “Shareholders’ Equity” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(3)         As of December 28, 2013, nonemployee directors hold options to purchase the following shares of our common stock pursuant to the Nonemployee Director Stock Option Plan:  Mr. Barbetta, 29,000 shares; Ms. Grassle, 12,000 shares; Mr. MacKenzie, 12,000 shares; Mr. Phillips, 7,000 shares; Mr. Reyelts, 8,250 shares; and Mr. Wilson, 12,000 shares.

Transactions with Related Persons, Promoters and Certain Control Persons

There were no reportable related party transactions in fiscal 2013.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has a formal written related party transaction statement of policy, which sets forth Winmark’s policies and procedures for the review, approval or ratification of any transaction with a related party required to be reported in our company’s filings with the Securities and Exchange Commission.  The Audit Committee of the Board of Directors must approve any related party transaction subject to this policy before commencement of the related party transaction.  The audit committee may, in its sole discretion, approve or deny any related party transaction.  In the event Winmark’s management becomes aware of a related party transaction that has not been previously approved by the Audit Committee, such transaction will be submitted to the Audit Committee, which has the authority to ratify, amend, terminate or rescind the transaction as deemed appropriate in its discretion.

AMENDMENT TO 2010 STOCK OPTION PLAN

(Proposal #3)

General

As of December 28, 2013, the Company had 1,001 shares available to grant under the 2010 Stock Option Plan (the “2010 Plan”).  In February 2014, the Board of Directors amended, subject to shareholder approval, the 2010 Plan to (i) increase the shares of Common Stock reserved and available for issuance from 250,000 to 500,000, and (ii) include a per annum limitation on the number of options that may be granted to any one individual of 150,000 shares.

The Board of Directors believes that granting stock options to employees, officers, and directors is an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals’ stake in the Company’s success and enables the Company to attract and retain qualified personnel. The Board of Directors also believes that the 2010 Plan aligns the employees’ goals and interests to those of the Company and its shareholders.

Currently, the 2010 Plan does not explicitly limit the number of options that may be granted to any one individual during a specified period.  The Internal Revenue Service and the United States Treasury Department have issued proposed regulations clarifying that in order for stock options to qualify as performance-based compensation (and therefore not be subject to limitations on tax deductibility by the Company), the plan under which such options are granted must specify the maximum number of shares relating to those options that may be granted to any individual during a specified period.  In light of this clarification, the amendment to the 2010 Plan will specify that no individual may be granted more than 150,000 option shares in the aggregate in any calendar year.  This amendment will not change the approach that the Compensation Committee uses for determining the number of option shares to be granted.

A more detailed description of the 2010 Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which may be obtained without charge upon written request to the Company’s Chief Financial Officer and Treasurer.

Description of the 2010 Plan

Purpose.  The purpose of the 2010 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants and advisors upon whose efforts the success of the Company and its affiliates will depend to a large degree.

Shares Available.  Upon approval of the amendment, the 2010 Plan will provide for the issuance of up to 500,000 shares of Common Stock of the Company, subject to adjustment of such number in the event of future increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which the Company receives no consideration.  If any options or stock awards granted under the 2010 Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.

Term.  Incentive stock options may be granted pursuant to the 2010 Plan until February 24, 2020, ten years from the date the 2010 Plan was adopted by the Board.  Nonqualified options may be granted under the 2010 Plan until the plan is discontinued or terminated by the Board.

Administration.  The 2010 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).  The 2010 Plan gives broad powers to the Committee to administer and interpret the 2010 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

Eligibility.  All officers and employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 2010 Plan.  All directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options pursuant to the 2010 Plan.

Options.  When an option is granted under the 2010 Plan, the Committee, at its discretion, specifies the option price, the type of option (whether “incentive” or “nonqualified”) to be granted and the number of shares of Common Stock that may be purchased upon exercise of the option.  Upon approval of the amendment, the Committee may not grant more than 150,000 option shares in the aggregate to any one individual in a calendar year.  The exercise price of an incentive stock option and, unless otherwise determined by the Committee, the exercise price of a nonqualified stock option, may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.  If an incentive stock option is granted to an individual who owns more than 10% of the voting rights of the Company’s common stock, the option exercise price may not be less than 110% of the fair market value on the date of grant.  The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant.  Each incentive stock option and, unless otherwise determined by the Committee, each nonqualified stock option granted under the 2010 Plan is nontransferable during the lifetime of the optionee.  Each outstanding option under the 2010 Plan may terminate earlier than its stated expiration date in the event of the optionee’s termination of employment or directorship.

Amendment. The Board of Directors may, from time to time, suspend or discontinue the 2010 Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option or stock award to the material detriment of the participant without the consent of the participant except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the 2010 Plan may not be amended in any manner that will (a) materially increase the number of shares subject to the 2010 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (b) change the designation of the class of employees eligible to receive awards; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to participants under the 2010 Plan without the approval of the shareholders, to the extent such approval is required by applicable law or regulation.

Federal Income Tax Consequences.  Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2010 Plan.  Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise.  Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss.  The Company will generally receive an income tax deduction in its fiscal year in which options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

Incentive stock options granted under the 2010 Plan are intended to qualify for favorable tax treatment under Code Section 422.  Under Section 422, an optionee recognizes no taxable income when the option is granted.  Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company.  The Company ordinarily is not entitled to any income tax deductions upon the grant or exercise of an incentive stock option.  Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

Plan Benefits.  Because future grants of options are subject to the discretion of the Committee, the future benefits that may be received by any individuals or groups under the 2010 Plan cannot be determined at this time.  The following table shows the total number of stock options awarded as of March 7, 2014, to the following individuals and groups under the 2010 Plan.

Name and Position	Number of Options Awarded
John L. Morgan — Chief Executive Officer and Chairman of the Board of Directors	—
Anthony D. Ishaug — Chief Financial Officer and Treasurer	45,000
Brett D. Heffes — President	55,500
Steven A. Murphy — President, Franchising	55,500
Steven C. Zola — President, Winmark Capital Corporation	55,500
Executive Officer Group	219,000
Non-Executive Officer Director Group	—
Non-Executive Officer Employee Group	35,000

Registration Statement with the SEC.  The Company will file a Registration Statement covering the additional shares of common stock authorized for issuance under the 2010 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #3 to approve the amendment to the 2010 Stock Option Plan to (i) increase the number of shares available under the 2010 Plan, and (ii) include a per annum limitation on the number of options that may be granted to any one individual.  Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

AMENDMENT TO STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

(Proposal #4)

General

As of December 28, 2013, the Company had 19,000 shares available to grant under the Stock Option Plan for Nonemployee Directors (the “Plan”).  In February 2014, the Board of Directors amended, subject to shareholder approval, the Plan to increase the shares of Common Stock reserved and available for issuance from 300,000 to 350,000.

The Board of Directors believes that granting stock options to directors is an effective means to promote the future growth and development of the Company.  The Board of Directors also believes that the Plan will attract, reward and retain highly qualified non-employee directors and align their interests with those of the Company and its shareholders.

A more detailed description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company’s Chief Financial Officer and Treasurer.

Description of the Plan

Purpose.  The purpose of the Plan is to attract, reward and retain highly qualified nonemployee directors and to increase their proprietary interest in our success.

Shares Available.  Upon approval of the amendment, the Plan will provide for the issuance of up to 350,000 shares of Common Stock of the Company, subject to adjustment of such number in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock.  If any options or stock awards granted under the Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.

Administration.  The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).  The Plan gives powers to the Committee to administer and interpret the Plan.

Eligibility.  Only members of the Board of Directors who are not otherwise employees of the Company are eligible to receive options pursuant to the Plan.  The Plan provides that each nonemployee director will receive an option to purchase 25,000 common shares at the beginning of that director’s first term on the Board.  Each current nonemployee director has received his or her initial grant to purchase 25,000 shares.  The Plan also allows for the issuance of option grants to nonemployee directors during each year, in an amount and number determined by the Committee.

Options.  Each option granted under the Plan vests in four equal annual increments beginning one year after the date of grant.  Except upon a “change of control” or the approval by the Board of an agreement that would result in a “change of control” as defined in the Plan, any unvested portion of an option is forfeited upon the holder’s termination as a nonemployee director.  In the event of a change in control, all options under the Plan become fully exercisable.  The exercise price of each option is the Fair Market Value of the underlying Common Stock on the day the option is granted.  Vested options remain exercisable for a term ending on the earlier of the date that is nine years from the date of vesting for the first increment (the tenth anniversary of the grant date) or that is 30 days following the last day the holder served as a nonemployee director.  In the event that a nonemployee director ceases to be a director due to the director’s death, the director’s legal representative has the right to exercise any options, to the extent exercisable on the date of termination and in no event later than the expiration of the stated terms, for a period of up to one year from the date of such death.  In the event that a nonemployee director ceases to be a director due to the director’s disability, the director may exercise the portion of the option as was exercisable at the date of termination until the expiration of the stated term of such option.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment will be made as may be determined to be appropriate by the Board to prevent dilution or enlargement of the option rights under the Plan.

Amendment.  The Board of Directors may at any time suspend or terminate the Plan or any part thereof, and the Board of Directors or Compensation Committee may amend the Plan from time to time; provided, however, that no action of the Board of Directors or any committee may (i) impair the rights of a nonemployee director with respect to Options theretofore awarded, without such person’s consent, or (ii) without the approval of the shareholders if such approval is necessary to comply with any legal, tax or regulatory requirement.

Federal Income Tax Consequences.  The options granted under the Plan are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  At the time an option is granted, no income will be realized by the optionee, and no deduction will be allowable to the Company.  Upon the exercise of the option, the excess of the fair market value of the shares acquired on the date of exercise over the exercise priced paid will be ordinary income to the optionee and deductible by the Company, to the extent such amount satisfies the general rules concerning deductibility of compensation.

Plan Benefits.  Except for initial grants to new directors, future grants of options are subject to the discretion of the Compensation Committee and therefore any benefits that result from these changes cannot be determined at this time.  As of March 7, 2014, the six current nonemployee directors as a group have been awarded options to purchase an aggregate of 256,000 shares.  No executive officer or employee is eligible to receive an option under this Plan.

Registration Statement with the SEC.  The Company will file a Registration Statement covering the additional shares of common stock authorized for issuance under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #4 to approve the amendment to the Stock Option Plan for Nonemployee Directors to increase the number of shares available under the Plan.  Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of December 28, 2013:

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	526,712	$42.87	20,001
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	526,712	$42.87	20,001

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by us to own more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer in the Summary Compensation Table, (iii) each director, (iv) each director nominee and (v) all directors and executive officers as a group.  All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted.  The number of shares listed is as of March 7, 2014, the Record Date, unless otherwise noted.

Name (and Address of 5% Holders) or Identity of Group	Number of Shares Beneficially Owned		Percent of Outstanding Shares
John L. Morgan 605 Highway 169 N, Suite 400 Minneapolis, MN 55441	1,702,910	(1)	33.0%
Kirk A. MacKenzie	180,000	(2)	3.5%
Brett D. Heffes	141,311	(3)	2.7%
Steven C. Zola	135,916	(4)	2.6%
Steven A. Murphy	135,363	(5)	2.6%
Mark L. Wilson	46,000	(2)	*
Anthony D. Ishaug	43,750	(6)	*
Paul C. Reyelts	37,000	(7)	*
Jenele C. Grassle	13,500	(2)	*
Lawrence A. Barbetta	13,000	(8)	*
Dean B. Phillips	2,000	(9)	*
Bares Capital Management, Inc. 12600 Hill Country Blvd, Suite R-230 Austin, TX 78730	833,650	(10)	16.2%
Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	579,357	(11)	11.2%
All current directors and executive officers as a group (12 persons)	2,463,048	(12)	45.5%

*                                     Less than 1%

(1)                                 Includes 29,032 shares held by Mr. Morgan’s wife, for which he disclaims beneficial ownership.

(2)                                 Includes 7,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(3)                                 Includes 30,811 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 1,300 shares held by Mr. Heffes for a minor child.

(4)                                 Includes 91,103 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 1,500 shares held by Mr. Zola’s children.

(5)                                 Includes 54,043 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.  Includes 700 shares held in two trust accounts on behalf of Mr. Murphy’s children.

(6)                                 Includes 33,500 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(7)                                 Includes 3,250 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(8)                                 Includes 13,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(9)                                 Includes 2,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.

(10)                          We have relied on information provided by Bares Capital Management, Inc. on Schedule 13G/A filed on February 18, 2014.

(11)                          We have relied on information provided by Mr. Olson in a Form 4 filed on December 20, 2013. Includes 1,500 shares held by Mr. Olson’s wife.

(12)                          Includes 257,955 shares which are not outstanding, but may be acquired within 60 days by all directors and executive officers as a group through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires directors, executive officers, and persons who own more than ten percent of our Common Stock to file with the Securities and Exchange Commission (“Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares.  Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 28, 2013, all Form 3, Form 4 and Form 5 filing requirements of our directors, executive officers and persons who own more than ten percent of our Common Stock were met.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal #5)

General

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm and has chosen to retain GRANT THORNTON LLP to serve as independent registered public accounting firm for fiscal year 2014.  The Board is submitting such appointment of GRANT THORNTON LLP to the shareholders for ratification. If the appointment of GRANT THORNTON LLP is not ratified, the Board of Directors will require the Audit Committee to reconsider its selection.  Representatives from GRANT THORNTON LLP expect to be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following is a summary of the fees billed by GRANT THORNTON LLP for professional services rendered as our independent registered public accounting firm during the 2013 and 2012 fiscal years.

	GRANT THORNTON LLP
Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$261,040	$298,840
Audit-Related Fees	14,560	14,560
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$275,600	$313,400

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services primarily consist of employee benefit plan audits and consultations concerning financial accounting and reporting standards for Grant Thornton.

Pursuant to its Audit Committee Charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Winmark by its independent auditors or any other auditing or accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of Winmark’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NASDAQ OMX Group, Inc. (“NASDAQ”) that governs audit committee composition, Rule IM-5605-4, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winmark.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                 reviewed and discussed with management Winmark’s consolidated audited financial statements as of and for the year ended December 28, 2013; and

(2)                                 discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Professional Standards, Vol. 1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)                                 received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Winmark’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul C. Reyelts, Chairman

Lawrence A. Barbetta

Kirk A. MacKenzie

Mark L. Wilson

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #5 to ratify GRANT THORNTON LLP as the independent registered public accounting firm for Winmark.  Under applicable Minnesota law, approval of the proposal to be voted on at the meeting requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The Winmark Corporation 2015 Annual Meeting of Shareholders is expected to be held on or about April 29, 2015.  Proxy materials for that meeting are expected to be mailed on or about March 25, 2015.  Under SEC Rule 14a-8, shareholder proposals to be included in the Winmark Corporation proxy statement for that meeting must be received by Winmark Corporation on or before November 25, 2014.  Additionally, if Winmark Corporation receives notice of a shareholder proposal after February 8, 2015, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Winmark Corporation, Inc. for its 2015 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  THE ANNUAL REPORT IS INCORPORATED HEREIN BY REFERENCE.  WE WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE FURNISHING OF SUCH EXHIBIT(S).  ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ON MARCH 7, 2014, THE RECORD DATE FOR THE 2014 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ANTHONY D. ISHAUG, CHIEF FINANCIAL OFFICER AND TREASURER, AT OUR PRINCIPAL ADDRESS.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting.  In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

WINMARK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, April 30, 2014 3:00 p.m. Winmark Corporation Corporate Headquarters 605 Highway 169 N, Suite 100 Minneapolis, MN 55441 Winmark Corporation 605 Highway 169 N, Suite 100, Minneapolis, MN 55441 PROXY This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2014. Your shares of stock will be voted as you specify below. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5. By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Kirk A. MacKenzie, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5. 1. Set the number of directors at seven (7). For Against Abstain 2. Election of Directors: 01 John L. Morgan 05 Paul C. Reyelts Vote FOR Vote WITHHELD 02 Lawrence A. Barbetta 06 Mark L. Wilson all nominees from all nominees 03 Jenele C. Grassle 07 Steven C. Zola (except as marked) 04 Kirk A. MacKenzie (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 3. Amend the 2010 Stock Option Plan to (i) increase the shares available from 250,000 to 500,000 and (ii) include a per annum limitation on the number of options granted to any one individual. For Against Abstain 4. Amend the Stock Option Plan for Nonemployee Directors to increase the shares available from 300,000 to 350,000. For Against Abstain 5. Ratify the appointment of GRANT THORNTON LLP as independent registered public accounting firm for the 2014 fiscal year. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5. Address Change? Mark box, sign, and indicate changes below: Date _________________________________, 2014 Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Winmark Corporation